UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 12, 2017

BLUEKNIGHT ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE	001-33503	20-8536826
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

201 NW 10th, Suite 200 Oklahoma City, Oklahoma	73103
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code: (405) 278-6400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Blueknight Energy Partners, L.P. (“BKEP”) owns an approximate 30% equity ownership interest in Advantage Pipeline, L.L.C. (“Advantage”). In addition, BKEP operates the 70-mile, 16-inch crude oil pipeline located in the southern Delaware Basin (the “Advantage Pipeline”) owned by Advantage under an existing operating and administrative services agreement. On February 12, 2017, Advantage entered into a definitive agreement whereby Advantage will be acquired by a joint venture (“JV”) formed by affiliates of Plains All American Pipeline, L.P. (“PAA”) and Noble Midstream Partners LP. The JV will acquire Advantage for $133.0 million in total consideration at closing, with the consideration being comprised of cash and/or PAA units based on certain elections to be made by Advantage’s existing equity interest holders prior to closing. The closing of the transaction is expected to occur in the first quarter of 2017 and is subject to customary closing conditions, including the satisfactory receipt of regulatory approvals.

As of December 31, 2016, the carrying amount of BKEP’s investment in Advantage was approximately $20.6 million and BKEP receives approximately $0.5 million in fees, annually, related to a previously executed operating and administrative services agreement between BKEP and Advantage. BKEP expects to receive all cash proceeds from the sale of Advantage, and anticipates net proceeds of approximately $27.0 - $29.0 million, subject to certain customary closing conditions. The operating and administrative services agreement will be terminated after a brief transition period. BKEP intends to use the net cash proceeds from the sale of its interest in Advantage to prepay revolving debt (without a commitment reduction). Once the transaction is closed, BKEP will no longer maintain an equity ownership interest in Advantage.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 is deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of the federal securities laws. These statements state the current expectations or intentions of BKEP regarding future events, which, by their nature, involve known and unknown risks and uncertainties. Factors that could cause actual results to differ materially from those contemplated above include, among others, risks and uncertainties related to the closing of the transaction and other risks and uncertainties discussed from time to time in BKEP’s filings with the Securities and Exchange Commission. Any forward-looking statement made by BKEP in this report is based only on information currently available to BKEP and speaks only as of the date on which it is made. BKEP undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, other than as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEKNIGHT ENERGY PARTNERS, L.P.

	By:	Blueknight Energy Partners G.P., L.L.C.
its General Partner

Date: February 13, 2017	By:	/s/ Alex G. Stallings
Alex G. Stallings
Chief Financial Officer and Secretary